EXHIBIT 10.24

  BLONDER TONGUE LABORATORIES, INC.
2005 DIRECTOR EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into as of this ______ day of _____________ by and between BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the “Company”) and _______________ (the “Optionee”).

BACKGROUND

The Optionee is an Eligible Director of the Company whose continued services are considered essential to the Company’s sustained progress.  The Company has adopted the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan (the “Plan”) for the purpose of encouraging equity ownership in the Company by outside directors of the Company.  Pursuant to and in accordance with the Plan, the Company desires to grant to the Optionee an option to purchase shares of the Company’s common stock as more fully set forth below.  Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and intending to be legally bound, it is agreed as follows:

1.           Option to Purchase Shares.  The Company hereby grants to the Optionee an Option (the “Option”), pursuant to the Plan, to purchase up to ________________ (___________) shares of the Company’s common stock (the “Stock”).  The Option Price for each share of Stock shall be ____________________Dollars and ______________ Cents ($______), which is acknowledged to be 100% of the Fair Market Value of each share of Stock as of the date hereof.  The Option shall be exercisable for the number of shares of Stock and during the specific exercise periods (“Exercise Period(s)”) set forth in the following table:

Number of Shares	Exercise Period

_______________________ (___________) Shares	________________[1] through ______________

2.           Manner of Exercise and Terms of Payment.  The Option may be exercised in whole or in part, subject to the limitations set forth in this Agreement, upon delivery to the Company of timely written notice of exercise, accompanied by full payment of the Option Price for the shares of Stock with respect to which the Option is exercised.  Full payment shall be in cash or, if and as permitted by the Board in its sole discretion:  (i) by tendering stock of the Company or (ii) by withholding stock subject to the Option, all as provided in the Plan.

3.           Termination of Option.

(a)          Expiration or Termination of Service on the Board.  Except as specifically provided in Sections 3(b), 3(c) and 6(b) hereof, the Option granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Option Exercise Period, (ii) an event of default or breach by the Optionee of the terms and conditions of this Agreement or (iii) termination of the Optionee’s service on the Board for cause.  If the Optionee’s service on the Board is terminated other than for cause, death (as provided in subsection (b) below), or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise the Option, if at all and to the extent then exercisable, within thirty-six months from the date of such termination, in accordance with the terms of the Plan and this Agreement.

(b          Death of Optionee.  If the Optionee dies prior to the exercise of the Option in full, the Option may be exercised by the Optionee’s executors, administrators or heirs within one year after the date of the Optionee’s death, provided death occurred during the Optionee’s service on the Board, or within three months following the termination of such service, by reason of the Optionee’s retirement after reaching the age of 65 years or the Optionee’s retirement after becoming permanently disabled.  Such Option may be so exercised by the Optionee’s executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and only to the extent that the Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee.  In no event may the Option be exercised at any time after the expiration of the Exercise Period stated in Section 1 hereof.

1 The Exercise Period for these options shall commence on the Accelerate Date, if earlier.  The “Acceleration Date” is 12:01 a.m. on the date of termination of Optionee’s service on the Board by reason of Optionee’s retirement after reaching the age of 65 years, or by reason of Optionee’s retirement after becoming permanently disabled.

(c)          Retirement or Disability.  If the Optionee’s service on the Board is terminated, prior to the exercise of the Option in full, by reason of the Optionee’s retirement after reaching the age of 65 years or by reason of the Optionee’s retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending thirty-six months after the date of the Optionee’s termination of service on the Board, to exercise the Option.  Such Option may be so exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and only to the extent that the Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years or (ii) the date the Optionee becomes permanently disabled.  In no event may the Option be exercised after the expiration of the Exercise Period stated in Section 1 hereof.

4.           Rights as Shareholder.  The Optionee or a permitted transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to such Option prior to the purchase of such shares of Stock by exercise of such Option as provided in the Plan.

5.           Delivery of Stock Certificates.  The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any portion of the Option granted hereunder prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

(a)          Listing of Shares.  The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the NASDAQ.

(b)          Registration and/or Qualification of Shares.  The completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body which the Board deems necessary or advisable.  The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement.

(c)          Approval or Clearance.  The obtaining of any approval or clearance from any federal or state governmental agency which the Board shall determine to be necessary or advisable.

(d)          Reasonable Lapse of Time.  The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

6.            Certain Corporate Events.

(a)           Anti-Dilution.  Except as otherwise expressly provided herein, if the outstanding shares of common stock are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification or combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made by the Board in the number of shares and kind of stock subject to the unexercised portion, if any, of the Option granted hereunder, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

(b)           Non-survival of Company.  In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, the outstanding portion, if any, of the Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such event, to exercise the Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised; provided, however, that upon the occurrence of any such event, the Board may modify the Option granted hereunder so as to accelerate, as a consequence of such transaction, the vesting of the Optionee’s right to exercise such Option.

(c)          Change in Control.  In the event of any contemplated transaction which may constitute a change in control of the Company, the Board may modify the Option granted hereunder so as to accelerate, as a consequence of such transaction, the vesting of the Optionee’s right to exercise such Option.  For this purpose, “change in control of the Company” means a change in control of such nature that it would be required to be reported to the Securities and Exchange Commission pursuant to Schedule 14A of Regulation 14A or any successor provision (whether or not the Company is then subject to such reporting requirements).  A change of control will be deemed to have occurred if any person, other than persons or entities who on the date hereof are the “beneficial owners” (as determined pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities, is or becomes the “beneficial owner” of 25% or more of the combined voting power of the outstanding securities of the Company or if during two consecutive year periods, the directors at the beginning of such periods cease for any reason during the two-year period to constitute a majority of the Board of Directors of the Company.

7.           Agreement Subject to Plan.  No term or condition of this Agreement shall be construed or interpreted in a manner contrary to the purposes and provisions of the Plan, a copy of which may be obtained from the Secretary of the Company.  Any question of interpretation arising under the Plan or this Agreement shall be resolved by the Board.

8.           Investment Representation.

(a)         The Optionee acknowledges that the Option has not been, and the Stock may not upon issuance be registered under the Securities Act of 1933, as amended (the “Act”).  The Optionee represents and warrants to the Company that the Optionee is acquiring this Option and the Stock upon exercise of the Option for the Optionee’s own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the Act.  The Optionee acknowledges that the effect of these representations and warranties is that the economic risk of the investment in the Option and Stock may be borne by the Optionee for an indefinite period of time.  This representation and warranty shall be deemed to be a continuing representation and warranty and shall be in full force and effect upon such exercise of the Option granted hereby.

(b)         The Company may place a legend on each certificate for the Stock issued pursuant hereto, or any certificate issued in exchange therefor, stating, if such be the case, that such securities are not registered under the Act and setting forth or referring to the restriction on transferability and sale thereof imposed by the Act or any applicable state securities law.

9.           Restrictions on Transfers.  The Option granted hereunder may not be transferred by the Optionee.  Subject to the provisions of Section 3(b) hereto, the Option shall be exercisable only by the Optionee during the Optionee’s lifetime.

10.           Miscellaneous.

(a)           All notices provided for or contemplated herein shall be addressed as follows:

If to the Company:	Blonder Tongue Laboratories, Inc.
One Jake Brown Road
Old Bridge, New Jersey 08857
Attn.: Board of Directors--Amended and Restated 1996 Director
Option Plan
If to the Optionee:	______________
______________
______________

or to such other addresses as the parties may specify in writing.

(b)           This Agreement does not confer upon or give to the Optionee any right to continued service on the Board for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever, and does not in any way affect the right of the shareholders of the Company to terminate the Optionee’s service on the Board.

(c)           This Agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed, or have caused this Agreement to be executed, as of the day and year first above written.

BLONDER TONGUE LABORATORIES, INC.	OPTIONEE

By:___________________________________
James A. Luksch, Chief Executive Officer	______________________